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Pumatech, Inc.

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TO PROTECT SHAREHOLDER VALUE, VOTE FOR PUMATECH’S PROPOSED REVERSE STOCK SPLIT

Dear Pumatech Stockholder:

In the past six months, Pumatech has made significant progress in cutting its operating costs and refining its product focus. Pumatech has a strong patent portfolio with 18 patents in the area of sync alone. Pumatech’s Board has made the changes that it believes will take the company to renewed growth and profitability. But it takes time for the new management team to make the required course corrections and time for the markets to recover. We continue to believe strongly in the fundamental strength of our business and our company, but we need your help.

Under Nasdaq’s listing maintenance standards for either the Nasdaq National Market or SmallCap Market, if the closing bid price of our common stock is under $1.00 per share for certain periods, Nasdaq may delist our common stock from trading. Pumatech recently received notice from the Nasdaq Stock Market stating that our stock would be delisted from the Nasdaq National Market because the stock failed to maintain a minimum bid price of $1.00 for the requisite period. We appealed and were granted a hearing to present the company’s plans for achieving compliance with the listing maintenance standards.

In order to improve Pumatech’s chances of complying with Nasdaq’s minimum bid requirements, Pumatech’s Board of Directors has approved a one-for-eight reverse stock split option, pending approval by stockholders.

Pumatech believes that the reverse stock split will improve the price level of the common stock and will help us maintain compliance with Nasdaq’s minimum bid price listing standard. Although Pumatech must also comply with all other requirements for continued listing on either of Nasdaq’s Markets, Pumatech believes that stockholder approval of the proposed reverse stock split is crucial to improve Pumatech’s chances of preventing delisting. We also believe that a higher share price could help generate interest in Pumatech among investors. Furthermore, we believe that maintaining our Nasdaq listing will provide a broader market for our common stock.

We need your vote to help improve the chances that Pumatech’s six-year presence on the Nasdaq Market continues. Please cast your vote in favor of Proposal No. 2 and the proposed reverse stock split today. Included with this letter is a proxy ballot that can be used to cast your vote in favor of Proposal No. 2 and the proposed reverse stock split.

We appreciate your support.

Woodson (Woody) Hobbs
President and CEO, Pumatech, Inc.

PUMATECH, INC. / 2550 North First Street, Suite 500 / San Jose, California 95131

PUMATECH, INC.
2550 North First Street, Suite 500
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 6, 2002

To the Stockholders of Pumatech, Inc.:

You are invited to attend the Annual Meeting of Stockholders of Pumatech, Inc., a Delaware corporation (“Pumatech” or the “Company”) which will be held on Friday, December 6, 2002, at 9:00 a.m. local time, at the Company’s executive offices at 2550 North First Street, Suite 500, San Jose, California 95131, for the following purposes:

1.    To elect four members of the Board of Directors to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.    To consider and vote upon a proposed amendment to the Certificate of Incorporation of the Company to enable the Company to effect a one-for-eight reverse stock split, during the twelve months following approval by the stockholders of such amendment, if the Board of Directors determines that any such action is necessary and appropriate, and in the best interests of the Company and its stockholders to seek to maintain the listing of the Company’s common stock on the Nasdaq National Market or, if necessary, to transfer the Company’s listing to the Nasdaq SmallCap Market.

3.    To approve the Pumatech, Inc. 2002 Stock Option Plan.

4.    To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as Pumatech’s independent public accountants for the fiscal year ending July 31, 2003.

5.    To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on October 14, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed return envelope. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy card. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

By Order of the Board of Directors

J. KEITH KITCHEN
Vice President of Finance and Administration and Secretary

San Jose, California
October 23, 2002

IMPORTANT

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

PUMATECH, INC.
2550 North First Street, Suite 500
San Jose, California 95131

Proxy Statement for Annual Meeting of Stockholders

December 6, 2002

The accompanying proxy is solicited by the Board of Directors of Pumatech, Inc., a Delaware corporation, (“Pumatech” or the “Company”) for use at the 2002 Annual Meeting of Stockholders to be held December 6, 2002, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is October 23, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

Annual Report.    An annual report for the fiscal year ended July 31, 2002 is enclosed with this Proxy Statement.

Voting Securities.    Only stockholders of record as of the close of business on October 14, 2002 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 46,133,661 shares of common stock of Pumatech, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Pumatech’s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

Solicitation of Proxies.    The cost of soliciting proxies will be borne by Pumatech. In addition to soliciting stockholders by mail and through its regular employees, Pumatech may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Pumatech registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We have also engaged InvestorCom, Inc. to assist with the solicitation of proxies and have paid InvestorCom a retainer of $6,000 and an advance of $50,000 against the reimbursement of reasonable out-of-pocket expenses. In addition, we may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting and Revocability of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Pumatech at or before the taking of the vote at the Annual Meeting of Stockholders a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Pumatech at or before the taking of the vote at the Annual Meeting of Stockholders, or (iii) attending the Annual Meeting of Stockholders and voting in person (although attendance at the Annual Meeting of Stockholders will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Pumatech, Inc. at 2550 North First Street, Suite 500, San Jose, California 95131, Attention: Secretary, or hand-delivered to the Secretary of Pumatech at or before the taking of the vote at the Annual Meeting of Stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting. If elected, the nominees will serve as directors until Pumatech’s Annual Meeting of Stockholders in 2003 and until their successors are elected and qualified. The Board has the authority pursuant to the Company’s bylaws to increase or decrease the size of the Board or fill any vacancies which may exist between annual meetings as qualified candidates are identified and agree to serve. On October 1, 2002, the Board of Directors reduced the size of the Board from seven to four directors.

Management’s nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

Name	Position with Pumatech	Age	Director Since
Woodson Hobbs(1)	President, Chief Executive Officer and Director	55	2002
Michael M. Clair(2)(3)	Chairman of the Board	54	1994
Michael J. Praisner(2)(3)	Director	56	2001
Kirsten Berg-Painter(2)(3)	Director	42	2001

(1)	Member of Stock Option Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee

Mr. Hobbs became the president and chief executive officer of Pumatech in June 2002. He has also served as a director of Pumatech since joining the Company. Prior to joining Pumatech, Mr. Hobbs served as a consulting executive for the venture capital community, and as a strategic systems consultant to large corporations. From 1995 to 2002, Mr. Hobbs held the position of interim chief executive officer for a number of Internet companies, including FaceTime Communications, a provider of instant messaging, network-independent business solutions; Tradenable, Inc., an online escrow service company; BigBook, Inc., a pioneer in the online yellow pages industry; and I/PRO Corporation, a leader in quantitative measurement of Web site usage. From 1993 to 1994, Mr. Hobbs served as chief executive officer of Tesseract Corporation, a human resources outsourcing and software company. Mr. Hobbs spent the early part of his career with Charles Schwab Corporation, a securities brokerage and financial service company, as chief information officer and with Service Bureau, a division of International Business Machines Corporation, the world’s largest information technology company, as one of the developers and the director of operations of Online Focus, an online credit union system that ultimately served over 20 million members.

Mr. Clair became a director of Pumatech in December 1994 and has served as chairman of the board of Pumatech since March 1995. Since June 1995, Mr. Clair has served as an independent financial consultant. Mr. Clair was a founder of SynOptics Communications (now Nortel Networks), a computer networking company, and from January 1987 to November 1992, served as vice president of sales and marketing and then as senior vice president of sales and customer service of SynOptics. Mr. Clair has more than 25 years of experience in data processing, data and voice communications and local area networking. He spent the early part of his career with Tymshare, Inc., a computer time-sharing company, and ROLM, a manufacturer of digital PBX equipment, in a variety of sales and marketing positions. He holds a BS degree in business and an MBA degree from the University of Buffalo. Mr. Clair is a director of several private companies.

Mr. Praisner became a director of Pumatech in April 2001. Prior to his retirement, from April 1998 to October 1999, Mr. Praisner served as vice president of finance and administration and chief financial officer of Beyond.com Corporation, an online software resale company. From 1995 to 1997, Mr. Praisner served as vice president, finance and administration, chief financial officer, and secretary of Silicon Storage Technology, Inc., a supplier of flash memory devices. From 1994 to 1995, Mr. Praisner served as vice president, finance and chief financial officer of MicroModule Systems, Inc., a manufacturer of multichip modules for computer and telecommunications applications. From 1992 to 1993, Mr. Praisner served as vice president, finance and chief financial officer of Electronics for Imaging, Inc., a manufacturer of color desktop publishing computer systems. During part of 1991, Mr. Praisner served as vice president, finance and chief financial officer of Digital Link Corp., a computer communications equipment company. From 1989 to 1991, Mr. Praisner served as corporate controller of Applied Materials Inc., a manufacturer of semiconductor wafer fabrication equipment. He holds a BA degree in liberal arts and an MBA degree from Southern Methodist University and is a Certified Public Accountant.

Ms. Berg-Painter became a director of Pumatech in August 2001. Since November 2000, Ms. Berg-Painter has served as an independent marketing consultant. From July 1998 to October 2000, Ms. Berg-Painter served as senior vice president of worldwide marketing at Clarify, Inc. (recently acquired by Amdocs Ltd.), an enterprise customer relationship management company. From 1989 to 1998, Ms. Berg-Painter served in various capacities with Aspect Communications Corporation, a provider of customer relationship portals, last serving as general manager and vice president of one of its product divisions. Previously, Ms. Berg-Painter served as director of product marketing for AST Research, Inc., a personal computer manufacturer; as director of marketing for Syntellect, Inc., a provider of call-center technology and hosted service solutions; and in various marketing positions at IBM, a provider of computer hardware and software, in Norway. Ms. Berg-Painter currently serves as a member of the advisory boards for Outcome Software, Inc. and Siperian, Inc., both enterprise software companies. She holds a BA degree in business and economics from University of California, Los Angeles and attended business school at Norges Handleshoyskolen in Bergen, Norway.

Board Meetings and Committees

During the fiscal year ended July 31, 2002, the Board of Directors held six meetings. No directors attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in the fiscal year ended July 31, 2002 which such directors were eligible to attend.

The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee.

The Audit Committee’s functions are: (i) to monitor the corporate financial reporting and the internal and external audits of the Company, (ii) to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, (iii) to outline to the Board improvements made, or to be made, in internal accounting controls, (iv) to appoint, compensate and oversee the Company’s independent accountants, (v) to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities), (vi) to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, (vii) to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings, and (viii) to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee undertakes those specific duties and other responsibilities listed in the Audit Committee’s charter, included as Appendix C to this proxy statement, and such other duties as the Board from time to time may prescribe. See also “Report of the Audit Committee of the Board of Directors.” During the fiscal year ended July 31, 2002, the Audit Committee, members of which consisted of Messrs. Clair, Praisner, and M. Bruce Nakao, held four meetings. Mr. Nakao has recently resigned from the Company’s Board of Directors and has been replaced as a member of the Audit Committee by Ms. Berg-Painter.

The Compensation Committee’s function is to review and establish salary levels for executive officers, including the chief executive officer, and certain other management employees and to grant stock options. The members of the Compensation Committee are Ms. Berg-Painter, Messrs. Clair and Praisner. During the fiscal year ended July 31, 2002, the Compensation Committee held four meetings.

In the fiscal year ended July 31, 2002, until June 14, 2002 the Stock Option Committee consisted of Bradley Rowe, who is not standing for re-election to the Board. Thereafter, the Stock Option Committee consisted of Woodson Hobbs. The Stock Option Committee held no meetings during the fiscal year and typically takes action by written consent. The Stock Option Committee took actions by written consent on several occasions during the fiscal year. This committee is primarily responsible for approving all stock option grants of 50,000 shares or fewer to new and continuing employees (other than executive officers). Mr. Hobbs will continue to serve as the sole member of the Stock Option Committee for the fiscal year ending July 31, 2003.

Vote Required and Board of Directors Recommendation

If a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, the four nominees for director receiving the highest number of “for” votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-EIGHT REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

At the Annual Meeting, the Company’s stockholders are being asked to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide the Company with the option to effect a one-for-eight reverse stock split of all the issued and outstanding shares of the Company’s common stock, par value $0.001 per share, if the Board of Directors determines that any such action is necessary and appropriate, and in the best interests of the Company and its stockholders to seek to maintain the listing of the Company’s common stock on the Nasdaq National Market or, if necessary, to transfer the listing to the Nasdaq SmallCap Market. The Company has recently implemented several business initiatives designed to improve the Company’s operating performance and, as a result, the price of its common stock, and to avoid the necessity of undertaking a reverse stock split to maintain the Company’s listing on the Nasdaq National Market. These initiatives include the Company’s recent restructurings, which included both headcount reductions and consolidation of all operations into our corporate headquarters in San Jose, California. In addition, our cost saving initiatives included establishing relationships with offshore providers to assist with our research and development initiatives. However, if such efforts are not successful in increasing the price of our common stock to a level sufficient to maintain the listing of our common stock on the Nasdaq National Market, the Board may determine that it is in the best interests of the Company and its stockholders to effect the reverse stock split as a means of increasing the price of our common stock. Accordingly, the Board has unanimously approved the one-for-eight reverse stock split amendment to the Certificate of Incorporation as an option which should be available to the Company to seek to maintain its listing on the Nasdaq National Market.

The “reverse stock split” will take effect, if at all, only after it is approved by the stockholders of the Company holding a majority of the shares of common stock outstanding and after the Board of Directors elects to make it effective by filing an appropriate amendment to the Company’s Certificate of Incorporation in the form attached hereto as Appendix A with the Secretary of State of the State of Delaware. After the reverse stock split is approved by the stockholders, the Board of Directors of the Company may elect, at any time within one year following the Annual Meeting, to implement the reverse stock split if it shall determine that the action is necessary or appropriate in order to seek to maintain the listing of the Company’s common stock on the Nasdaq National Market or to qualify for listing on the Nasdaq SmallCap Market. Even if the reverse stock split amendment is approved by the stockholders, the Board of Directors may abandon the amendment in its sole discretion if it determines that a reverse stock split is unnecessary to comply with the Nasdaq National Market or Nasdaq SmallCap Market listing requirements or is not in the best interests of the Company. Upon filing of a Certificate of Amendment to the Certificate of Incorporation of the Company to effect the one-for-eight reverse stock split, each one outstanding share of the Company’s common stock shall be converted and reconstituted into  1/8 of a share of the Company’s common stock.

Background: Threat of Nasdaq Delisting

Pumatech’s common stock is currently quoted on the Nasdaq National Market. In order for the common stock to continue to be quoted on the Nasdaq National Market, we must satisfy various listing maintenance standards established by Nasdaq. We must comply with certain corporate governance requirements and maintain, among other things, at least $10 million of stockholders’ equity; at least $5 million aggregate market value of the shares of our common stock held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares (referred to as the public float); at least 750,000 of public float shares; and at least 2 market makers. Additionally, at least 400 persons must own at least 100 shares of our common stock, which must have a minimum bid price of at least $1.00 per share.

If we are unable to meet the Nasdaq National Market requirements, our common stock may be transferred to the Nasdaq SmallCap Market. In order for our common stock to be quoted on the Nasdaq SmallCap Market, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, our common stock must have a public float of at least $1 million. Additionally, at least 300 persons must own at least 100 shares and our common stock must have a minimum bid price of at least $1.00 per share. If we are not able to meet these requirements for listing on the Nasdaq SmallCap Market, our common stock would trade on the OTC Bulletin Board or in the “Pink Sheets” maintained by the National Quotation Bureau. The OTC Bulletin Board handles over-the-counter stocks that do not meet the minimum-net-worth and other requirements of the Nasdaq stock listing system. Securities on the OTC Bulletin Board are governed by the Securities and Exchange Commission and must report certain regulatory filings to maintain OTC status. The Pink Sheets handle high-risk ventures and are not regulated by the SEC.

Under Nasdaq’s listing maintenance standards for either the Nasdaq National Market or SmallCap Market, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days (the “grace period”) following notification by Nasdaq, Nasdaq may delist our common stock from trading. If a delisting from the Nasdaq National Market were to occur, and our common stock did not qualify for trading on the Nasdaq SmallCap Market, our common stock would be limited to trading on over-the-counter quotation services, such as the OTC Bulletin Board or the Pink Sheets. Such alternatives are generally considered to be less efficient markets and not as broad as the Nasdaq National Market or the Nasdaq SmallCap Market.

In addition, if our common stock were to become delisted from trading on Nasdaq and the trading price of our common stock were to remain below $5.00 per share, trading in our common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and the ability of investors to trade our common stock.

If our securities were to become delisted from the Nasdaq, we may also lose our ability to rely upon certain exemptions from qualification under state securities laws, including those of California. Although we may be able to use alternatives to such exemptions, there can be no assurances that they will be available to us if necessary. Additionally, some of these alternatives may require us to incur material legal costs and other expenses, and may cause significant delays in our ability to issue securities, including employee options to purchase common stock, or may preclude us from issuing securities at all in certain states. Such delays or prohibitions may significantly impair our ability to raise capital through the sale of our securities, and may impair our ability to attract and retain employees, either of which could have a material adverse effect on our business.

On September 10, 2002 we received a notice from the Nasdaq Stock Market that our stock would be delisted from the Nasdaq National Market because the stock failed to maintain a minimum bid price of $1.00 for the requisite 10 day period during the 90 calendar day grace period preceding September 10, 2002. We appealed that determination to a Nasdaq Listing Qualifications Panel and were granted a hearing scheduled on October 17, 2002. In accordance with Nasdaq rules, delisting of our common stock has been stayed pending the decision of the Panel after the hearing.

In addition to complying with the $1.00 Nasdaq minimum bid requirement, we must maintain compliance with all other requirements for continued listing on the Nasdaq National Market, including the $5 million market value of public float requirement. On September 30, 2002, the market value of our public float was approximately $9.8 million, based on the closing per share sale price of $0.22. However, if our stock price were to drop below approximately $0.12 per share, it is unlikely that we would retain our Nasdaq National Market listing because of our failure to meet the $5 million market value of public float requirement. If after effecting the reverse stock split, the minimum bid price of our common stock remains above $1, we believe that our common stock will meet the Nasdaq National Market minimum market value of public float requirement. For example, assuming no further issuances of stock, following the one-for-eight reverse stock split, the number of shares included in the public float would decrease from approximately 40,500,000 to approximately 5,100,000. Accordingly, if our common stock trades at or above $1 after the one-for-eight reverse stock split, the market value of our public float will exceed $5 million and thereby comply with the Nasdaq National Market market value of public float requirement for continued listing. If our stock is unable to meet this standard, we would likely seek to transfer our listing to the Nasdaq SmallCap Market because the market value of public float requirement for the Nasdaq SmallCap Market is only $1 million. Therefore, it is likely that if we implement the reverse stock split, but the bid price of our common stock fails to remain above $1 per share and we fail to satisfy the Nasdaq National Market market value of public float requirement for 10 consecutive trading days, it is likely that we will seek to transfer our common stock listing to the Nasdaq SmallCap Market.

The Board of Directors considered the potential harm to Pumatech of a delisting from Nasdaq and determined that the reverse stock split was the best way to achieve compliance with Nasdaq’s minimum bid price listing standard. Accordingly, the Board adopted resolutions, subject to approval by our stockholders, to approve an amendment to the Company’s Certificate of Incorporation to enable the Company to effect the one-for-eight reverse stock split of all the issued and outstanding shares of the Company’s common stock, par value $0.001 per share, in order to maintain the listing of the Company’s common stock on the Nasdaq National Market or the Nasdaq SmallCap Market.

Purpose and Effects of Reverse Stock Split

The primary purpose of the proposed reverse stock split of our common stock is to combine the issued and outstanding shares of common stock into a smaller number of shares so that they will trade at a higher price per share than their recent trading prices. One of the key requirements for continued listing on the Nasdaq National Market or listing on the SmallCap Market is that the common stock must maintain a minimum bid price above $1.00 per share. The Company believes that the one-for-eight reverse stock split will improve the price level of the common stock so that we will be able to maintain compliance with Nasdaq’s minimum bid price listing standard. We also believe that the higher share price could help generate interest in Pumatech among investors. Furthermore, we believe that maintaining our Nasdaq listing, if possible, may provide us with a broader market for our common stock.

However, the effect of a reverse stock split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after a reverse stock split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split. The market price per post-reverse split share may not either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq. Moreover, our common stock may fail to meet other requirements for continued inclusion for trading on the Nasdaq National Market or listing on the Nasdaq SmallCap Market, including the applicable minimum market value of public float requirement. The market price of our common stock may also be based on our performance and other factors which may be unrelated to the number of shares outstanding.

A reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Instead of issuing fractional shares, each holder of common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock then held on the record date by the holder, and (ii) the average closing sale price of shares of our common stock (on a post-split basis) for the 10 trading days immediately prior to the effective date of the reverse stock split or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days (on a post-split basis), in each case as officially reported by Nasdaq.

In addition to increasing the market price of the common stock, a reverse stock split will affect the presentation of stockholders’ equity in the Company’s balance sheet. Because the par value of the shares of the common stock is not changing as a result of the implementation of the reverse stock split, the Company’s stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, the Company’s additional paid-in capital, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon the issuance of all currently outstanding shares of the common stock, will be increased by a number equal to the decrease in stated capital.

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Because no fractional shares of new common stock will be issued, any stockholder who owns fewer than the number of shares of common stock that are required to constitute one new share of common stock pursuant to the reverse stock split will cease to be a stockholder of Pumatech on the effective date of the amendment. We do not anticipate that the reverse stock split will result in any material reduction in the number of holders of common stock. Each stockholder’s percentage ownership of the outstanding common stock will not be altered after the reverse stock split except for the effect of eliminating fractional shares. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Because our authorized common stock will not be reduced, the overall effect will be an increase in the number of authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by the Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock. While the Board believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect in that it would enhance the ability of the Company to issue additional shares which could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

A reverse stock split, if implemented, will affect outstanding options to purchase common stock of the Company. All of the Company’s option plans with respect to common stock, include provisions requiring adjustments to the number of shares covered by those options and the number of shares subject to and the exercise prices of outstanding options granted under these plans, in the event of a reverse stock split. For example, in the one-for-eight reverse stock split, each of the outstanding options to purchase common stock would thereafter evidence the right to purchase that number of shares of common stock equal to 12.5% of the shares of the common stock previously covered by the options (with fractional shares rounded up to the nearest whole share) and the exercise price per share would be eight times the previous exercise price.

Similarly, a reverse stock split, if implemented, will affect the number of shares of common stock subject to purchase under our 1998 Employee Stock Purchase Plan (“ESPP”). The ESPP includes a provision requiring adjustments to the number of shares eligible for issuance thereunder in the event of a reverse stock split.

Finally, the reverse stock split will have the effect of creating additional authorized and unreserved shares of our common stock. We have no current plans to issue such shares. As of September 30, 2002 we had 80,000,000 authorized shares of common stock of which approximately 23,861,692 shares remained unissued and unreserved.

Some Possible Adverse Effects of the Reverse Stock Split

Stockholders should recognize that if the reverse stock split is effectuated they will own fewer shares than they presently own (a number determined by applying the exchange ratio included in the amendment to the Certificate of Incorporation to the number of shares owned immediately prior to the filing of the amendment). While we expect that a reverse stock split will result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock by a multiple equal to the exchange number or result in a permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of the reverse stock split. Furthermore, the possibility exists that liquidity in the market for our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders of Pumatech who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, the reverse stock split may not achieve the desired results that have been outlined above.

No Fractional Shares

The Company will not issue certificates for post-reverse split fractional shares in connection with a reverse stock split. Instead of issuing fractional shares, each holder of common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock then held on the record date by the holder, and (ii) the average closing sale price of shares of common stock for the 10 trading days immediately prior to the effective date of the reverse stock split or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported by Nasdaq. For the implementation of a one-for-eight reverse stock split, we have made a conservative provision for a reduction of 1,354 in the number of stockholders due to the redemption of fractional shares for cash. The effect would be to decrease the number of stockholders by up to 1,354, from approximately 44,771 stockholders (411 stockholders of record and 44,360 beneficial owners whose shares are held in street name by banks and brokers) to approximately 43,417 stockholders (396 stockholders of record and 43,021 beneficial owners whose shares are held in street name by banks and brokers). The reduction in the number of outstanding shares due to redemption of fractional shares for cash is estimated not to exceed 260,800 shares (32,600 shares post-reverse stock split), which is conservatively calculated on the basis that an average of 0.73 post-split shares have to be redeemed from each stockholder. On this basis, the cost to us of the redemption of fractional shares, using a post-split price of $1.76 per share, is estimated not to exceed $57,500. The decrease in the number of our outstanding shares or reduction in number of stockholders due to such proposed reverse stock split will have no effect on our periodic reporting requirements with the SEC. The decrease in the number of our outstanding shares will have no effect on the Nasdaq National Market minimum share listing requirements because even if we were to implement a one-for-eight reverse stock split we would still have outstanding in excess of 750,000 shares, the minimum requirement for the Nasdaq National Market, and 500,000 shares, the minimum requirement for the Nasdaq SmallCap Market. No cash payment for fractional shares will be made to any stockholder until that stockholder has surrendered all of his, her or its stock certificates to the exchange agent in the manner set forth in the next paragraph.

Exchange of Stock Certificates

As soon as practicable after the effective date of any reverse stock split, stockholders will be notified that a reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referred to as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the exchange ratio of the reverse stock split. Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Criteria to Be Used for Decision to Apply a Reverse Stock Split

In the event that approval for the one-for-eight reverse stock split is obtained, the Board will be authorized to proceed with such reverse stock split. If the common stock closes at a bid price equal to or greater than $1.00 for the ten consecutive trading days prior to the Annual Meeting, the Board may delay its decision to execute the reverse stock split indefinitely subject to a decision by Nasdaq that the National Market minimum listing requirements have been satisfied. On the other hand, if at any time during the twelve month period following the approval of the reverse stock split amendment, the minimum bid price fails to comply with Nasdaq listing requirements (as such requirements may hereafter be amended by Nasdaq), or if the Nasdaq National Market or SmallCap Market listing requirements are satisfied but then the stock price again falls below $1.00 for a 30 day period or otherwise fails to comply with the applicable minimum listing requirements for either the Nasdaq National Market or the Nasdaq SmallCap Market, then the Board may file the approved amendment as a cure for this condition.

No Dissenter’s Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to the Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of a Reverse Stock Split

The following summary of the federal income tax consequences of the reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended to date, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes (except to the extent of cash received in lieu of fractional shares). The adjusted basis of the new shares of common stock (including the fractional share for which cash is received) will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of pre-reverse stock split common stock allocated to the fractional share. If the shares of pre-reverse stock split common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse stock split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by the Company as a result of the reverse stock split.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the proposed amendment to our Certificate of Incorporation pertaining to the one-for-eight reverse stock split of our common stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal, and therefore will have the same effect as a “no” vote. If there are not sufficient votes to approve the proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors. However, no proxy voted against the proposals will be voted in favor of an adjournment or postponement of the meeting to solicit additional votes in favor of the proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED ONE-FOR-EIGHT REVERSE STOCK SPLIT AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3

APPROVAL OF THE PUMATECH, INC.
2002 STOCK OPTION PLAN

General

At the meeting, the stockholders will be requested to approve the Pumatech, Inc. 2002 Stock Option Plan (the “2002 Plan”). The 1993 Stock Option Plan expires in 2003, and the Board of Directors recommends approval of the new stock plan to allow the Company to continue to attract and retain the best available employees and provide an incentive for employees to use their best efforts on the Company’s behalf. For these reasons, on October 1, 2002, the Board unanimously adopted resolutions approving, and recommending to the stockholders for their approval, the 2002 Plan.

Description of the 2002 Stock Option Plan

The following summary of the 2002 Stock Option Plan is qualified in its entirety by the specific language of the 2002 Stock Option Plan, a copy of which is included as Appendix B to this proxy statement.

General.    The 2002 Plan is established to attract, retain and reward persons providing services to Pumatech, Inc. and to its eligible parent or subsidiary corporations, and to motivate such persons to contribute to the growth and profits of the Company in the future. Options granted under the 2002 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code (“Code”), or non-statutory stock options. See “Summary of Federal Income Tax Consequences of the 2002 Stock Option Plan” below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. The 2002 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Benefits to be granted under the 2002 Plan are not determinable.

Shares Subject to Plan.    Options shall be for the purchase of shares of the authorized but unissued, or reacquired (treasury) common stock of the Company. The maximum number of shares of stock which may be issued under the 2002 Plan shall be two million two hundred seventy five thousand (2,275,000) shares. In the event that any outstanding option for any reason expires or is terminated or canceled, the shares allocable to the unexercised portion of such option may again be subject to an option grant. Shares issued upon exercise of an option and repurchased by the Company will not increase the number of shares available for issuance under the 2002 Plan. As of October 4, 2002, all of the shares remained available for future grant.

Administration.    Our Board of Directors is responsible for administering our stock plans, including the 2002 Plan. The Board may, however, delegate authority to administer the 2002 Plan to one or more committees. Currently, the 2002 Plan is administered by the Stock Option Committee of the Board of Directors. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election. The Board of Directors or its committee(s) will administer the 2002 Plan pursuant to applicable laws and regulations.

The administrator determines the terms and conditions provided in the 2002 Plan, including the power to terminate or amend the 2002 Plan at any time, subject to the terms of the 2002 Plan and any legal requirements. The administrator determines the number of shares of stock for which each option is granted, the option exercise price of each option, the timing and terms of exercisability and vesting of each option, whether each option is to be treated as an incentive stock option or as a nonqualified stock option and all other terms and conditions of the option. The administrator will interpret the 2002 Plan or the terms of any options granted under the 2002 Plan, and all determinations of the administrator will be final and binding upon all persons bound by the 2002 Plan or holding an option.

Eligibility.    Options may be granted only to employees (including officers and directors who are also employees) and directors of the Company or to individuals who are rendering services as consultants of or advisors to the Company. Incentive stock options may be granted only to employees. A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option. Eligible persons may be granted more than one option. As of October 14, 2002, there were approximately 98 employees, officers, consultants, and directors eligible to participate in the 2002 Plan.

Terms, Conditions and Form of Options.    The terms of options granted under the 2002 Plan are determined by the administrator. Each option granted pursuant to the 2002 Plan is evidenced by a written agreement specifying the number of shares of stock covered by the option. This written agreement also specifies other provisions that the administrator may determine. The option may incorporate all or any of the terms of the 2002 Plan by reference and shall comply with and be subject to the following terms and conditions:

Limits on Plan Awards.    The 2002 Plan limits the maximum number of shares of common stock that may be subject to awards granted to any one employee under the 2002 Plan during any fiscal year. Subject to adjustment as provided in the 2002 Plan, the maximum number of shares subject to awards that may be granted to any one employee during a fiscal year under the 2002 Plan is 2,275,000. This annual limitation is designed to comply with the Section 162(m) rules requiring that the plan include a limit on the number of shares that may be granted during a specified period.

Option Exercise Price.    The option exercise price for each option is established in the sole discretion of the administrator. However, the option exercise price per share, (i) shall not be less than the fair market value, as determined by the administrator, which determination will generally be based upon the closing price on the Nasdaq National Market System on the date of grant, of a share of stock, (ii) for a nonqualified stock option, shall not be less than eighty-five percent (85%) of the fair market value, as determined by the administrator, of a share of stock on the date of the granting of the option. Additionally, no incentive stock option granted to an optionee who at the time the option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company will have an option exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the administrator, of a share of stock on the date of the granting of the option. The administrator may, however, grant options to participants having exercise prices that are less than the minimum exercise prices set forth above if grants are in compliance with the applicable laws and regulations. As of October 14, 2002, the closing price of a share of our common stock was $0.27.

Exercise Of Options.    The administrator determines when options are exercisable, including any vesting requirements and/or performance criteria with respect to the Company or the optionee, and the term of each option. The Company’s standard vesting schedule calls for 25 percent of the stock options to be exercisable at the end of the first year, and  1/48 of the total number of shares each month thereafter. Generally, the optionee must earn the right to exercise the option by continuing to work for the Company, although the plan permits the grant of fully vested options. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company.

Payment Of Option Exercise Price.    Payment of the option exercise price for the number of shares of stock being purchased pursuant to any option shall be made (i) in cash, by check, or cash equivalent; (ii) by tender to the Company of shares of the Company’s stock owned by the optionee having a value not less than the aggregate exercise price of the option shares being exercised, provided that in the case of shares acquired from the Company, such shares must have been owned by the optionee for more than six months on the date of tender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System); (iv) any other method permissible under the applicable laws, or (v) by any combination of the foregoing methods.

Exercise on Termination.    If the optionee’s employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 2002 Plan may be exercised within three months (or some other period determined by the administrator) after the date of such termination to the extent the option was vested on the termination date. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her disability, options may be exercised within 12 months (or some other period determined by the administrator) after the date of termination and may be exercised to the extent the option was vested on the date of termination. If an optionee dies while working for the Company, or within 30 days after the optionee has ceased to work for the Company, and such optionee has worked for the Company since the date of grant of the option, the option may be exercised within twelve months after the date of death (or some other period determined by the administrator) by the optionee’s estate or by a person who inherited the right to exercise the option to the extent the option would have been vested at the date of death.

Option Termination Date.    Incentive stock options granted under the 2002 Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years. Although non-statutory stock options granted under the 2002 Plan may have any term specified by the administrator, the applicable term is generally ten years.

Nontransferability of Options.    Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. The administrator may grant nonstatutory stock options having limited transferability.

$100,000 Limitation Applicable To Incentive Stock Options.    Notwithstanding any designation by the administrator of an option as an incentive stock option, to the extent that the aggregate fair market value of shares with respect to which options designated as incentive stock options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. For purposes of this paragraph, incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the shares subject to an incentive stock option shall be determined as of the date of the grant of such option.

Withholding Taxes.    As a condition of the grant, vesting or exercise of an option, the optionee (or in the case of the optionee’s death, the person succeeding to the optionee’s rights under the option) shall make such arrangements as the administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the option and the issuance of shares thereunder. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied. If the Compensation Committee allows the withholding or surrender of shares of Company stock to satisfy an optionee’s tax withholding obligations under this paragraph, the administrator shall not allow shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

Other Provisions.    An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2002 Plan, as may be determined by the administrator.

Transfer of Control; Liquidation.    The 2002 Plan provides that in the event of (a) a sale of all or substantially all of the Company’s assets, or (b) a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person, the acquiring or successor corporation may assume the Company’s rights and obligations under outstanding options or substitute options for the acquiring corporation’s stock for such outstanding options. Any unexercised options which are neither assumed, substituted for by the acquiring corporation in connection with the transfer of control, shall terminate and cease to be outstanding effective as of the date of the transfer of control. The administrator may grant options that permit acceleration of vesting upon a change of control of Pumatech.

In the event of a liquidation or dissolution of the Company, each option will terminate immediately prior to the consummation of such action, unless otherwise determined by the administrator in its sole discretion.

Adjustments Upon Changes in Capitalization.    In the event any change, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification, is made in the Company’s capitalization that results in an increase or decrease in the number of issued shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, and the annual Section 162(m) limitation on grants to employees, as well as the number of shares available for issuance under the 2002 Plan.

Termination or Amendment of Plan.    The administrator may at any time amend, alter, suspend, discontinue, or terminate the 2002 Plan or one or more outstanding options at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of stock covered by the 2002 Plan, (b) no change in the class of persons eligible to receive incentive stock options and (c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no amendment, alteration, suspension, discontinuance, or termination (except as otherwise provided in the 2002 Plan) may adversely affect the rights of any optionee under any outstanding stock option grant without his or her consent, unless such amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option. Unless terminated earlier, the 2002 Plan will terminate in October 2012.

Summary of Federal Income Tax Consequences of the 2002 Stock Option Plan

The following is a brief summary of the United States federal income tax consequences of transactions under the 2002 Plan based on federal securities and income tax laws in effect as of the date of this Prospectus (which laws could change at any time hereafter). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 2002 Plan.

Options granted under the 2002 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

If an option granted under the 2002 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no regular tax liability upon its exercise, although the exercise of an incentive stock option may give rise to alternative minimum tax (see below). The Company will not be allowed a deduction for federal income tax purposes as result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on long-term capital gains under current federal tax laws is capped at 20% for shares held more than one year. Capital losses are allowed in full against capital gains plus $3,000 of other income.

All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

Alternative Minimum Tax

As noted above, the exercise of an incentive stock option may subject the optionee to the alternative minimum tax (“AMT”) under Section 55 of the Code. The AMT is calculated for federal tax purposes by applying a tax rate of 26% to alternative minimum taxable income up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum income above $175,000. Alternative minimum taxable income for federal tax purposes is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exclusion of $49,000 (for tax years beginning prior to 2005, $45,000 thereafter) for joint returns and $35,750 (for tax years beginning prior to 2005, $33,750 thereafter) for unmarried individual returns, with the exclusion amount phased out for upper-income taxpayers.

In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to a nonstatutory option, as described above. Because the AMT rules are complex and their effects depend upon the personal circumstances of each taxpayer, an optionee should consult his or her own tax advisor prior to exercising an incentive stock option.

If an optionee pays AMT, the amount of such AMT may be carried forward as a credit against any subsequent year’s regular tax in excess of the AMT.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of common stock of Pumatech is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE 2002 STOCK OPTION PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors of Pumatech has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Pumatech for the fiscal year ending July 31, 2003. PricewaterhouseCoopers LLP has acted as Pumatech’s independent accountants since Pumatech’s inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of common stock of Pumatech is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS PUMATECH’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2003.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 30, 2002 with respect to the beneficial ownership of Pumatech’s common stock by (i) each director and director nominee of Pumatech, (ii) each of the executive officers of the Company named in the Summary Compensation Table included in this Proxy Statement, (iii) all directors and executive officers of Pumatech as a group and (iv) each person known by Pumatech to own more than 5% of Pumatech’s common stock.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage Ownership
Directors and Executive Officers
Woodson Hobbs	1,664,600	(2)(3)	3.61%
Bradley A. Rowe	2,702,699	(2)(4)	5.86%
Stephen A. Nicol	1,820,858	(2)	3.95%
Michael M. Clair	632,000	(2)(5)	1.37%
M. Bruce Nakao	591,762	(2)(6)	1.28%
Andre Sant’Anna	568,541	(2)	1.23%
John W. Stossel	528,897	(2)	1.15%
Kelly J. Hicks	356,283	(2)	*
Richard M. Walker	67,374	(2)	*
Michael J. Praisner	40,000	(2)	*
Kirsten Berg-Painter	25,000	(2)	*
All directors and executive officers as a group (14 persons)(3)(4)(5)(6)	9,769,901	(7)	21.18%

*	Represents less than 1%.
(1)
Percentage ownership is based on 46,133,367 shares of common stock outstanding as of September 30, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after September 30, 2002 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under Pumatech’s Amended and Restated 1993 Stock Option Plan (the “Option Plan”) are fully exercisable from the date of grant, subject to Pumatech’s right to repurchase any unvested shares at the original exercise price upon termination of employment. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Pumatech, Inc., 2550 North First Street, Suite 500, San Jose, California 95131.

(2)
Includes the following numbers of shares subject to options which are exercisable within 60 days of September 30, 2002: Mr. Hobbs, 975,000; Mr. Rowe, 399,999; Mr. Nicol, 657,278; Mr. Hicks, 290,091; Mr. Clair, 140,000; Mr. Nakao, 201,000; Mr. Stossel, 375,000; Mr. Sant’Anna, 343,000; Mr. Walker, 61,874; Mr. Praisner, 40,000; and Ms. Berg-Painter, 25,000.

(3)
Includes (i) 29,200 shares registered in the name of the Alexander McNeilly Trust, of which Mr. Hobbs is a trustee; (ii) 71,200 shares registered in the name of the Brooke Hobbs Trust, of which Mr. Hobbs is a trustee; and (iii) 64,200 shares registered in the name of the Natasha Hobbs 1993 Trust, of which Mr. Hobbs is a trustee.

(4)
Includes (i) 125,000 shares registered in the name of the Bradley Alan & Tanya Elaine Rowe Charitable Remainder Unitrust, of which Mr. Rowe is a trustee, and (ii) 1,877,100 shares registered in the name of the Bradley Alan Rowe and Tanya Elaine Rowe Trust UA 8 31 93 & TE ROWE Revocable Living Trust, of which Mr. Rowe is a trustee.

(5)
Includes (i) 60,000 shares held by the MacLean-Clair Family Limited Partnership, of which Mr. Clair is a general partner, (ii) 32,000 shares registered in the names of children of Mr. Clair and (iii) 400,000 shares registered in the name of Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90. The 60,000 shares held by the MacLean-Clair Family Limited Partnership can be voted and disposed of only by Mr. Clair and Audrey MacLean acting together.

(6)
Includes (i) 86,322 shares registered in the name of the M. Bruce Nakao FBO 1994 Trust UAD 4/28/94, of which Mr. Nakao is a trustee, (ii) 240,978 shares registered in the name of M. Bruce Nakao and Marilynn Occhipinti as tenants in common, and (iii) 63,462 shares held by B&Z Investments, L.P. (“B&Z”), of which Mr. Nakao is a general partner. The 63,462 shares held by B&Z can be voted and disposed of by Mr. Nakao acting alone. Mr. Nakao disclaims beneficial ownership of the stock held by B&Z except to the extent of his pecuniary interest therein.

(7)	Includes 4,092,219 shares subject to options which are exercisable within 60 days of September 30, 2002, by any of the Company’s directors or executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation of: (i) each person who served as chief executive officer of Pumatech during the year ended July 31, 2002, (ii) the four most highly compensated executive officers of Pumatech as of July 31, 2002 whose total salary and bonus for the fiscal year ended July 31, 2002 exceeded $100,000, and (iii) one additional individual for whom disclosure would have been made under sub-section (ii) above but for the fact that such individual was no longer serving as an executive officer of Pumatech as of July 31, 2002. The information set forth below reflects compensation for the indicated individuals for services in all capacities to Pumatech, during the fiscal years ended July 31, 2002, 2001 and 2000:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation					Long Term Compensation Awards Securities Underlying Options(#)
		Salary($)		Bonus($)	Other Annual Compensation($)
Woodson Hobbs(1)	2002	38,654	(1)	$200,000	—		1,500,000
President and Chief Executive Officer	2001	—		—	—		—
	2000	—		—	—		—

Stephen A. Nicol(2)	2002	220,000		—	—		225,000
Executive Vice President, Sales and	2001	240,000		57,600	—		400,000	(3)
Business Development	2000	240,000		57,600	—		400,000	(3)

Kelly J. Hicks(4)	2002	197,083		—	—		225,000
Vice President of Operations and	2001	215,000		43,000	—		200,000	(3)
Chief Financial Officer	2000	200,417		43,000	21,203	(5)	200,000	(3)

John W. Stossel(10)	2002	183,333		—	—		225,000
Vice President of Engineering	2001	255,000		90,000	—		150,000	(3)
	2000	16,667		10,000	—		150,000	(3)

Andre Sant’Anna(6)	2002	170,500		—	—		225,000
Vice President of Products,	2001	180,000		23,404	—		—
Chief Technology Officer	2000	153,083		—	—		—

Bradley A. Rowe(7)	2002	241,250		—	58,672	(7)	—
	2001	300,000		120,000	—		500,000	(3)
	2000	270,833		120,000	—		500,000	(3)

Richard M. Walker(8)	2002	164,295		21,200	34,183	(8)	270,000	(9)
	2001	145,833		—	—		120,000	(9)
	2000	—		—	—		—

(1)	Mr. Hobbs’ employment as President and Chief Executive Officer of the Company commenced on June 14, 2002. His annualized salary is $300,000.
(2)
Mr. Nicol’s employment terminated as of July 31, 2002. He was paid his regular salary through that date and in August 2002 he received an additional payment of $127,012 for severance and accrued vacation.

(3)	Represents shares for options previously granted in fiscal year 2000 which were cancelled and replaced pursuant to the July 2001 regrant program.
(4)	Mr. Hicks’ employment with the Company terminated in September 2002.
(5)	Represents a loan and accrued interest from Pumatech that was forgiven.
(6)	Mr. Sant’Anna’s employment with the Company terminated at the end of August 2002.
(7)
Mr. Rowe served as President and Chief Executive Officer of the Company until June 2002 and as a director of the Company until September 2002. In connection with the termination of his employment, Mr. Rowe was paid $58,672 in our fiscal year ended July 31, 2002 for severance and accrued vacation. Additional severance equal to $112,147 will be paid to Mr. Rowe in our fiscal year ending July 31, 2003.

(8)	Mr. Walker served as Vice President of Marketing and Online Services until June 2002. In connection with the termination of his employment, Mr. Walker’s severance and accrued vacation totaled $34,183.
(9)	Includes shares for options previously granted in fiscal year 2001 which were cancelled and replaced pursuant to the April 2002 regrant program.
(10)
Mr. Stossel became the vice president of engineering of Pumatech in February 2002 and has also served as vice president of professional services since joining the company in July 2000. From February 1999 to July 2000, Mr. Stossel served as a member of Dry Creek Software LLC, a mobile computing professional services firm he founded in February 1999 and was acquired by Pumatech in July 2000. Prior to founding Dry Creek, Mr. Stossel served as vice president of engineering of Pumatech from July 1997 to January 1999. Mr. Stossel was also founder and chief executive officer from January 1994 to July 1997 of RealWorld Solutions which provided enterprise class software enabling handheld devices to access data over the Internet and wireless networks. RealWorld was acquired by Pumatech in July 1997. Previously, Mr. Stossel held a variety of management and engineering positions at Apple Computer, Inc., a personal computing company, and Charles Schwab & Co., Inc., an online brokerage firm. Mr. Stossel is a dual-degree graduate of the University of Pennsylvania and holds a BS degree in Economics from the Wharton School along with a BAS concentrating in Electrical Engineering.

Stock Options Granted in Fiscal Year 2002

The following table provides the specified information concerning grants of options to purchase Pumatech’s common stock made during the fiscal year ended July 31, 2002 to the persons named in the Summary Compensation Table:

Option Grants in Last Fiscal Year

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(6)
	Number of Securities Underlying Options Granted(#)(1)		% of Total Options Granted to Employees in Fiscal Year(5)	Exercise Price($/Sh)	Expiration Date
						5%($)	10%($)
Woodson Hobbs	1,500,000	(2)	38.05%	$0.59	6/14/12	$556,572	$1,410,462

Stephen A. Nicol	175,000 50,000	(3)	4.44 1.27	0.59 0.59	7/31/02 7/31/02	646 185	1,294 370

Kelly J. Hicks	175,000 50,000	(3)	4.44 1.27	0.59 0.59	9/2/02 9/2/02	1,079 308	2,165 619

John W. Stossel	175,000 50,000	(3)	4.44 1.27	0.59 0.59	6/14/12 6/14/12	64,933 18,552	164,554 47,015

Andre Sant’Anna	175,000 50,000	(3)	4.44 1.27	0.59 0.59	8/30/02 8/30/02	1,079 308	2,165 619

Bradley A. Rowe	—		0.00	—	—	—	—

Richard M. Walker	61,874 58,126 100,000 50,000	(4) (4) (3)	1.57 1.47 2.54 1.27	1.11 1.11 0.59 0.59	12/31/02 6/21/02 6/21/02 6/21/02	2,391 526 65 32	4,855 1,055 129 65

(1)
The Board of Directors has discretion, subject to plan limits, to modify the terms of options and to reprice the options. The options are fully exercisable from the time of grant, subject to Pumatech’s right to repurchase any unvested shares at the original exercise price in the event of the optionee’s termination. Except as noted, the options have a maximum term of ten years, and the option shares vest at the rate of  1/4 after 12 months from the date of grant and  1/48 of the total number of shares each month thereafter.

(2)
The option shares vest as follows: 700,000 shares vest over four years, with 25% vesting after one year and then  1/48th vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets.

(3)
Represents an executive stock option incentive grant of 50,000 shares with a seven-year term, the vesting of which shall be accelerated in full upon the achievement of certain revenue and cash flow goals established by the Board of Directors.

(4)	Option granted in April 24, 2002 as part of the option exchange and vested on the date of grant to the extent that the cancelled options would have been vested on such date.
(5)
Options to purchase an aggregate of 3,942,545 shares of common stock of Pumatech were granted to employees during the fiscal year under the Company’s stock plans, including without limitation the Amended and Restated 1993 Stock Option Plan and the 2000 Supplemental Stock Option Plan.

(6)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent (5%) and ten percent (10%) rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Pumatech’s estimate or projection of the future common stock price. This table does not take into account any appreciation or depreciation in the price of the common stock to date.

Option Exercises and Fiscal 2002 Year-End Values

The following table provides the specified information concerning exercises of options to purchase Pumatech’s common stock in the fiscal year ended July 31, 2002, and unexercised options held as of July 31, 2002, by the persons named in the Summary Compensation Table:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options at July 31, 2002(#)		Value of Unexercised In-the-Money Options at July 31, 2002($)(1)
			Exercisable(3)	Unexercisable	Exercisable(4)	Unexercisable
Woodson Hobbs	525,000	$0.00	975,000	—	—	—
Stephen A. Nicol	—	—	657,498	—	—	—
Kelly J. Hicks	—	—	588,637	—	—	—
John W. Stossel	—	—	375,000	—	—	—
Andre Sant’Anna	—	—	568,000	—	—	—
Bradley A. Rowe	—	—	399,999	—	—	—
Richard M. Walker	—	—	61,874	—	—	—

(1)
Calculated on the basis of the fair market value of the underlying securities at July 31, 2002 of $0.50 per share, reported as the closing price on such date by the Nasdaq National Market, minus the aggregate exercise price.

(2)	“Value Realized” represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.
(3)
All options are fully exercisable, subject to Pumatech’s right to repurchase any unvested shares at the original exercise price in the event of the optionee’s termination. Shares generally vest at the rate of  1/4 after 12 months from the date of grant and  1/48 of the total number of shares each month thereafter.

(4)	Does not include options that had an exercise price greater than the per share closing price of $0.50 on July 31, 2002 as reported by the Nasdaq National Market.

Ten Year Option/SAR Repricing

During the fiscal year ended July 31, 2002, the Company re-priced certain options held by executive officers of the Company pursuant to an option exchange via tender offer that was made available to all employees, officers and directors of the Company who held options with an exercise price equal to or greater than $3.01. The Compensation Committee of the Board of Directors implemented the exchange program in order to restore the incentive value of such options. The following table sets forth information regarding options held by executive officers of the Company that have been re-priced, including by an option exchange or tender offer, during the ten year period ended July 31, 2002.

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended(#)	Market Price at Time of Repricing or Amendment($)	Exercise Price at Time of Repricing or Amendment($)	New Exercise Price($)	Length of Original Option Term Remaining at Date of Repricing or Amendment (Years)
Woodson Hobbs	—	—	$—	$—	$—	—
Stephen A. Nicol	7/30/01	400,000	2.10	28.2500	2.10	8.71
Kelly J. Hicks	7/30/01	200,000	2.10	28.2500	2.10	8.71
			2.10	29.0625	2.10	8.76
			2.10	23.6250	2.10	8.85
John W. Stossel	7/30/01	150,000	2.10	25.8750	2.10	8.96
Andre Sant’Anna	—	—	—	—	—	—
Bradley A. Rowe	7/30/01	500,000	2.10	28.2500	2.10	8.71
Richard M. Walker	4/24/02	120,000	1.11	7.3594	1.11	8.61
David Bechtel	4/24/02	11,500	1.11	12.8750	1.11	8.49
		13,500	1.11	5.2188	1.11	8.86
J. Keith Kitchen	7/30/01	20,000	1.78	42.2500	1.78	8.68
		9,500	1.78	23.6250	1.78	8.84

Equity Compensation Plan Information
As of July 31, 2002

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders:
• 1993 Stock Option Plan	4,280,345	$1.57	1,352,315
• Employee Stock Purchase Plan	—	—	506,365	(2)
Equity compensation plans not approved by security holders:
• 2000 Supplemental Stock Option Plan	1,049,266	$2.00	1,928,220
• Restricted Stock Grant Agreement	975,000	$0.59	—

Total	6,304,611	$1.50	3,786,900

(1)
Does not include an aggregate of 81,439 shares of common stock to be issued upon the exercise of outstanding option grants, with a weighted exercise price of $0.29 per share, assumed by Pumatech, Inc. in connection with various acquisitions. The option plans relating to such outstanding options were approved by the respective security holders of the acquired companies.

(2)
Represents shares of common stock remaining available as of July 31, 2002 for future issuance under Pumatech’s Employee Stock Purchase Plan, as amended, (the “ESPP”) including 500,000 shares of common stock reserved for issuance during the fiscal year ended July 31, 2002, pursuant to the evergreen provisions of the ESPP. During the fiscal year ended July 31, 2002, employees purchased an aggregate of 614,803 shares of common stock at the weighted average exercise price of $1.14 per share.

The following is a brief description of the Company’s equity compensation plans that have not been submitted to the Company’s stockholders for approval:

2000 Supplemental Stock Option Plan.    In March 2000, the Board of Directors adopted the 2000 Supplemental Stock Option Plan (the “SSOP”). The SSOP provides for granting of nonqualified stock options to purchase shares of common stock to non-executive officers, employees and consultants of the Company. In accordance with the SSOP, the stated exercise price shall not be less than 85% of the estimated fair market value of common stock on the date of grant as determined by the Board of Directors. The SSOP allows optionees to purchase stock on exercise of options using cash, through a tender of shares, or through a same-day sale option exercise program. The SSOP provides that the options shall be exercisable over a period not to exceed ten years. Options generally vest 25% one year after date of grant and  1/48th each month thereafter for the next 36 months. The SSOP provides that, in the event of certain change of control transactions involving the Company, outstanding options will be assumed by our acquiror or our acquiror would issue replacement options. If our acquiror did not assume or replace outstanding options, then these options would terminate upon the closing of the transactions. Options available for grant as of July 31, 2002 were approximately 1,928,000 shares.

Restricted Stock Grant Agreement.    In June 2002, the Company granted its new president and chief executive officer an option to purchase 1,500,000 restricted shares of common stock at $0.59 per share (the fair market value on July 14, 2002, the date of the grant). The options may be exercised prior to the options becoming vested, but such shares are subject to repurchase over the option vesting period. If the officer’s employment is terminated for any reason, the Company has the right to repurchase any unvested shares. A total of 700,000 shares, conditional upon continued employment, vest 25% one year after date of grant and  1/48th each month thereafter for the next 36 months. The remaining 800,000 shares vest in full on June 14, 2009, but the vesting may be accelerated upon achievement of certain performance objectives. The grant provides for acceleration of vesting upon change of control, as more fully described in the “Employment Contracts and Termination of Employment and Change of Control Arrangements” section. In June 2002, the officer exercised 525,000 shares in exchange for a full recourse, interest-bearing promissory note.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Berg-Painter, Messrs. Clair and Praisner. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. See also “Certain Transactions.”

Director Compensation

All of our directors are reimbursed for their out-of-pocket expenses incurred in executing their responsibilities to the Company, as well as attending board and committee meetings. In addition, non-employee directors receive a $2,000 fee for each board meeting that they attend and a fee of $500 for each committee meeting that they attend in person. Directors are also eligible to receive stock option grants under the Option Plan. In the fiscal year ended July 31, 2002, Ms. Berg-Painter received an option to purchase 25,000 shares of Pumatech’s common stock with an exercise price of $1.61 per share, Mr. Clair and Mr. Nakao received options to purchase 25,000 shares and 15,000 shares, respectively, of Pumatech’s common stock with an exercise price of $0.59 per share, and Mr. Praisner received options to purchase 15,000 and 25,000 shares of Pumatech’s common stock with exercise prices of $0.59 and $1.11 per share, respectively.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company entered into an employment agreement with Woodson Hobbs dated June 14, 2002, pursuant to which Mr. Hobbs was engaged as the Company’s President and Chief Executive Officer at an annual base salary of $300,000, received a signing bonus of $200,000 and was issued an immediately exercisable restricted stock option to purchase up to 1,500,000 shares of the Company’s common stock at $0.59 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Hobbs’s termination. The option shares vest as follows: 700,000 shares vest over four years, with 25% vesting after one year and then  1/48th vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets. Mr. Hobbs exercised the option with respect to 525,000 shares and paid for the shares by issuing the Company a full recourse promissory note in the aggregate principal amount of $309,750 with interest accruing at the rate of 4.75% per annum. Mr. Hobbs is entitled to receive pro-rata compensation and benefits for a three-month period if he is subject to “Involuntary Termination” (as defined below). If Mr. Hobbs is subject to Involuntary Termination within twelve months following a “Change of Control” (as defined below), he will be entitled to receive pro-rata compensation and benefits for a six-month period and all unvested shares of Company stock owned or under options held by Mr. Hobbs will vest in full. In addition, the Company will increase any severance amounts payable to Mr. Hobbs to cover any excise tax he may owe if his severance payments are deemed to constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, in connection with a Change of Control.

On April 13, 2000, Pumatech entered into Change in Control Agreements with the following named executives: Bradley Rowe, Stephen Nicol, and Kelly Hicks. The Change in Control Agreements provide for accelerated vesting of all stock options held by the executive and the release of all of the Company’s rights to repurchase shares if such executive’s employment is terminated within 12 months of a Change of Control (as defined below). The Change in Control Agreements also provide for the payment of severance benefits to the executive in the event that such executive is terminated without Cause (as defined below) or the executive terminates his or her employment as a result of an Involuntary Termination (as defined below). In either such event, the terminated executive will be entitled to receive six months of base compensation and the Company will continue to pay for coverage of the executive under the Company’s health, life, dental and other insurance programs for a period of six months.

A Change of Control is defined as the occurrence of any of the following events:

(a)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of the change in control agreement, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of the applicable employment or change in control agreement;

(b)  The composition of the Board of Directors changes during any period of 36 months such that individuals who at the beginning of the period were members of the Board of Directors (the “Continuing Directors”) cease for any reason to constitute at least a majority thereof; unless at least 66 2/3% of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director);

(c)  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the

Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

(d)  the term Change of Control shall not include either of the following events undertaken at the election of the Company:

(i)  Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii)  A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

“Cause” is defined as (i) any act of personal dishonesty taken by the executive in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment; (ii) the executive being convicted of a felony; or (iii) a willful act by the executive which constitutes gross misconduct and which is injurious to the Company.

“Involuntary Termination” is defined as (i) without the consent of the executive, his or her assignment to any duties or the significant reduction of his or her duties, either of which is inconsistent with his or her position or title with the Company and responsibilities in effect immediately prior to such assignment, or his or her removal from such position and responsibility, or a reduction in his or her title; (ii) a greater than 10% reduction by the Company in his or her base compensation as in effect immediately prior to such reduction; provided, however, that such reduction shall not apply if substantially all executive officers of the Company agree to a similar reduction in base compensation; or (iii) any purported termination of the executive by the Company (other than a voluntary termination initiated by the executive) which is not effected for disability or for Cause.

The Company and Bradley Rowe entered into a Separation Agreement, which became effective June 26, 2002, pursuant to which Mr. Rowe resigned as the Company’s President and Chief Executive Officer as of June 14, 2002. In consideration for Mr. Rowe’s release of claims, the Company agreed to pay Mr. Rowe his regular base salary for six months following June 14, 2002 (the “Severance Period”) and to continue to provide Mr. Rowe and his family with healthcare benefits at its expense until the end of the Severance Period or, if earlier, until Mr. Rowe became eligible to receive comparable benefits from a subsequent employer. In addition, Mr. Rowe’s options continue to vest during the Severance Period and if a Change of Control (as defined above) occurs during the Severance Period, Mr. Rowe is eligible for acceleration of stock option vesting as set forth in his Change in Control Agreement with the Company dated April 13, 2000 (also described above). Mr. Rowe may exercise his vested options until December 14, 2003.

The Company and Stephen Nicol entered into a Separation Agreement, which became effective August 8, 2002, pursuant to which Mr. Nicol’s employment as Executive Vice President of Sales and Business Development of the Company terminated as of July 31, 2002. In consideration for Mr. Nicol’s release of claims, the Company agreed to pay Mr. Nicol a lump sum payment equal to six times his regular monthly base salary and to continue to provide Mr. Nicol and his family with healthcare benefits at its expense until January 31, 2003 or, if earlier, until Mr. Nicol became eligible to receive comparable benefits from a subsequent employer. In addition, the Company agreed to accelerate the vesting of Mr. Nicol’s stock options with respect to 25,001 shares and if a Change of Control (as defined above) occurs prior to January 31, 2003, Mr. Nicol is eligible for acceleration of stock option vesting as set forth in his Change in Control Agreement with the Company dated April 13, 2000 (also described above). Mr. Nicol may exercise his vested options until January 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Pumatech’s executive officers, directors and persons who beneficially own more than 10% of Pumatech’s common stock (collectively, “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by SEC regulations to furnish Pumatech with copies of all Section 16(a) forms they filed.

To Pumatech’s knowledge, review of such forms furnished to Pumatech and written representations from certain reporting persons, Pumatech believes that during the fiscal year ended July 31, 2002, all reporting persons have complied with all filing requirements applicable to Pumatech’s executive officers, directors and greater than 10% stockholders.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following is the report of the Compensation Committee of Pumatech, describing the compensation policies and rationale applicable to Pumatech’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 31, 2002. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Pumatech specifically incorporates it by reference into such filing.

To: Board of Directors

The committee is responsible for setting and administering the policies governing annual compensation of the executive officers of Pumatech. For all executive officers, the committee reviews the performance and compensation levels for executive officers, sets salary levels and recommends option grants under the Option Plan. The members of this committee for the fiscal year ended July 31, 2002 were Ms. Berg-Painter and Mr. Praisner, who were non-employee directors of Pumatech for the fiscal year ended July 31, 2002. Mr. Clair joined the committee as a member on October 1, 2002.

Overview

The goals of Pumatech’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to Pumatech’s success, to align executive officer compensation with Pumatech’s performance and to motivate executive officers to achieve Pumatech’s business objectives. Pumatech uses salary, bonuses, incentive cash compensation and option grants to attain these goals. The committee reviews compensation surveys and other data to enable the committee to compare Pumatech’s compensation package with that of similarly-sized high technology companies in Pumatech’s geographic areas.

Salary

Base salaries of executive officers, other than for Mr. Hobbs, Pumatech’s president and chief executive officer, are reviewed annually by the committee, and adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in the applicable geographic area.

Stock Options

Pumatech strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in the relevant geographic area for similar positions, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations.

The annual option grant in June 2002 provided, upon recommendation of management and approval of the Compensation Committee, each of the executive officers (other than the Chief Executive Officer) stock options to purchase 100,000 or 175,000 shares of the Company’s common stock with a maximum term of ten years. The option shares vest at the rate of  1/4 after 12 months from the date of grant and  1/48 of the total number of shares each month thereafter. In addition, each of the executive officers was granted with a stock bonus of an additional option to purchase 50,000 shares with a term of seven years and of which vesting shall be accelerated in full upon the achievement of certain revenue and net income goals established by the Board of Directors. All options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In fixing the grants of stock options to executive officers in the last fiscal year, the Compensation Committee reviewed with the Chief Executive Officer the recommended award, taking into account scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of the senior management group. See also “Stock Options Granted in Fiscal Year 2002” above.

In September 2001, Pumatech announced a voluntary stock option exchange program for its employees, officers and directors. Under the program, Pumatech employees, officers and directors were given the opportunity to cancel outstanding stock options previously granted to them in exchange for an equal number of new options. The exchange was limited to employees, officers and directors who held options with an exercise price equal to or greater than $3.01 per share. The new options were granted on April 24, 2002, six months and two days following the close of the tender offer on October 22, 2001, and priced at $1.11 (the fair market value on the grant date). 116 holders of options exercisable for approximately 845,000 shares elected to participate in the program and received the new options. The new options vest according to their original grant schedules.

Chief Executive Officer Compensation

The committee annually reviews the performance and compensation of Mr. Hobbs. Mr. Hobbs has served as Pumatech’s president and chief executive officer since June 2002. The compensation of Mr. Hobbs is largely based upon the same criteria as that applicable to the other executive officers of Pumatech although the committee added a number of performance criteria to Mr. Hobbs’ option grants not typical of options granted to other executive officers. In addition to base compensation, Mr. Hobbs received a signing bonus of $200,000 upon execution of his Employment Agreement with the Company in June 2002. Mr. Hobbs was also issued an immediately exercisable restricted stock option to purchase up to 1,500,000 shares of the Company’s common stock at $0.59 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Hobbs’ termination. The option shares vest as follows: 700,000 shares vest over four years, with 25% vesting after one year and then  1/48th vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets. Mr. Hobbs exercised the option with respect to 525,000 shares and paid for the shares by issuing the Company a full recourse promissory note in the aggregate principal amount of $309,750 with interest accruing at the rate of 4.75% per annum. While the chief executive officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his own compensation or performance.

COMPENSATION COMMITTEE

Kirsten Berg-Painter
Michael M. Clair
Michael J. Praisner

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended July 31, 2002, which include the consolidated balance sheets of the Company as of July 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flow for each of the three years in the period ended July 31, 2002, and the notes thereto. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Pumatech specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any such filing.

Composition

The Audit Committee of the Board of Directors is currently composed of three independent directors, as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee’s charter is included as Appendix C to this proxy statement. The members of the Audit Committee were Messrs. Clair, Praisner and Nakao for the fiscal year ended July 31, 2002. Mr. Nakao has recently resigned form the Board of Directors and has been replaced, as a member of the Audit Committee, by Ms. Berg-Painter.

Responsibilities

The responsibilities of the Audit Committee include reviewing and monitoring the corporate financial reporting and the internal and external audits of the Company. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Review with Management and Independent Accountants

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent accountants, PricewaterhouseCoopers LLP. The Audit Committee has reviewed with management and the independent accountants the audited consolidated financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company’s financial statements. PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Conclusion

Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 31, 2002, as filed with the Commission.

AUDIT COMMITTEE

Kirsten Berg-Painter
Michael M. Clair
Michael J. Praisner

Audit Fees

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements as of and for the year ended July 31, 2002, and its limited reviews of our unaudited condensed consolidated interim financial statements were $289,500.

Financial Information Systems Design and Implementation Fee

During the fiscal year ended July 31, 2002, PricewaterhouseCoopers LLP rendered no professional services to us in connection with the design and implementation of financial information systems.

All Other Fees

In addition to the fees described above, aggregate fees of $87,775 were billed by PricewaterhouseCoopers LLP during the fiscal year ended July 31, 2002, primarily for the following professional services:

Audit-related services	$60,104
Review of Federal and State tax returns and related tax services	$27,671

The Audit Committee of the Board of Directors has considered whether and concluded that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.

COMPARISON OF STOCKHOLDER RETURN

The following line graph compares the cumulative total return to stockholders on Pumatech’s common stock for the Company’s five most recent fiscal years with the same cumulative total return on the Nasdaq Stock Market-U.S. Index, the JP Morgan H&Q Computer Software Index, and a Peer Group Index comprised of other enterprise software companies. In the Company’s prior proxy statements, the JP Morgan H&Q Computer Software Index was used as the Company’s peer group index. However, subsequent to July 31, 2001, this index was no longer published, and therefore the Peer Group Index, which includes the enterprise software companies set forth below which the company considers to be its “peers”, was chosen as the appropriate index to replace the JP Morgan H&Q Computer Software Index for the Company’s 2002 performance graph. The JP Morgan H&Q Computer Software Index is shown through July 31, 2001 for transitional purposes only, as required by the Securities and Exchange Commission, but is not available for the Company’s most recent fiscal year comparison.

The Peer Group Index is comprised of the following companies: Adobe Systems, Inc., Ascential Software Corporation, BEA Systems, Inc., BMC Software, Inc., Business Objects, a sponsored ADR, Citrix Systems, Inc., Documentum, Inc., E.pipany, Inc., Embarcadero Technologies, Inc., I2 Technologies, Inc., Informatica Corporation, J.D. Edwards & Company, Legato Systems, Inc., Macromedia, Inc., Macrovision Corporation, Manugistics Group, Inc., Mercury Interactive Corporation, Micromuse, Inc., Microsoft Corporation, Microstrategy, Inc., NetIQ Corporation, Niku Corporation, Novell, Inc., Oracle Corporation, Peoplesoft, Inc., Pivotal Corporation, Rational Software Corporation, Red Hat, Inc., Retek, Inc., SAP Aktiengesellschaft, a sponsored ADR, Siebel Systems, Inc., Symantec Corporation, Tibco Software, Inc., Veritas Software Corporation, and webMethods, Inc.

The graph assumes that $100 was invested on July 31, 1997 in Pumatech’s common stock, in the Nasdaq Stock Market-U.S. Index, in the JP Morgan H&Q Computer Software Index, and in the Peer Group Index, and that all dividends were reinvested. No dividends have been declared or paid on Pumatech’s common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Pumatech specifically incorporates it by reference into such filing.

Pumatech, Inc., Nasdaq Stock Market Index (U.S. Companies),
JP Morgan H&Q Computer Software Index and Peer Group Index

CERTAIN TRANSACTIONS

Some of Pumatech’s directors, executive officers and affiliates have entered into transactions with it as follows:

In June 2002, Pumatech entered into an Employment Agreement with Woodson Hobbs, its President and Chief Executive Officer, the principal terms of which are described above under Executive Compensation and Other Matters. In addition, on June 14, 2002, the Company granted Mr. Hobbs an immediately exercisable nonstatutory stock option for 1,500,000 shares of common stock. On June 14, 2002, Mr. Hobbs exercised the option with respect to 525,000 shares and paid for the shares by issuing the Company a full recourse promissory note in the aggregate principal amount of $309,750 with interest accruing at the rate of 4.75% per annum. The note and accrued interest are due and payable on June 14, 2008. Mr. Hobbs also executed a Security Agreement pursuant to which he granted the Company a security interest in the exercised shares and deposited the shares with the Company pursuant to Joint Escrow Instructions of even date. Mr. Hobbs further agreed, pursuant to the Employment Agreement, not to sell more than 15% of his vested holdings in any three month period (except for the first such disposition, which may be 20% of such vested holdings). The option shares vest as follows: 700,000 shares vest over four years, with 25% vesting after one year and then  1/48th vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets.

In April 2001, Pumatech loaned Kelly Hicks, its Chief Financial Officer at that time, $235,000. The interest rate was 6% per annum through April 16, 2002 and continues at the rate of 4% per annum until April 16, 2003. In the event that the officer’s employment with the Company is terminated, any unpaid principal and interest shall be due on the 185th day from the termination, or on April 16, 2003, whichever is sooner. Mr. Hicks’ employment terminated as of September 2, 2002, and therefore repayment of the loan principal and accrued interest will be due on March 6, 2003.

In July 1999 Bruce Nakao, a director of the Company issued a promissory note to Pumatech in the principal amount of $315,000 in connection with Mr. Nakao’s purchase of 143,413 shares of the Company’s common stock. Such note bears interest at a rate of 5.32% per year which interest was payable annually. The note was secured by the common shares purchased by Mr. Nakao. The Company had the right to call the note if Mr. Nakao sold the shares that were given as security for the note or if any interest was not paid when due. Mr. Nakao repaid all outstanding interest and principal on the note in September 2002.

Pumatech’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Pumatech’s bylaws provide that Pumatech shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Pumatech has also entered into indemnification agreements with its officers and directors containing provisions that may require Pumatech, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers’ insurance if available on reasonable terms.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Pumatech has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of Pumatech. To be timely, a stockholder proposal must be received at Pumatech’s principal executive offices not less than 120 calendar days in advance of the date Pumatech’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

Proposals of stockholders intended to be presented at the Annual Meeting of the Stockholders of Pumatech for the fiscal year ending July 31, 2003 must be received by Pumatech at its offices at 2550 North First Street, Suite 500, San Jose, California 95131 no later than June 25, 2003 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Pumatech’s proxy statement for that meeting.

Stockholder proposals related to Pumatech’s Annual Meeting of Stockholders for the fiscal year ending July 31, 2003, but submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, must be received by Pumatech prior to September 9, 2003 in order to withhold authority of management proxies to use their discretionary voting authority with respect to any such proposal.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

J. KEITH KITCHEN
Vice President of Finance and Administration and
Secretary

October 23, 2002

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PUMATECH, INC.

Pumatech, Inc., a Delaware corporation (the “Corporation”) hereby certifies:

1.  That the Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on August 8, 1996 under the name Puma Technology Delaware Corporation. A Restated Certificate of Incorporation was filed with the Delaware Secretary of State on January 16, 1997, a Certificate of Amendment was filed on December 20, 1999, a Certificate of Ownership was filed on September 22, 2000, and a Certificate of Amendment was filed on December 20, 2000.

2.  Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment adds the following as a new paragraph B to Article FOURTH of the Corporation’s Restated Certificate of Incorporation, and the prior paragraph B is now renumbered to be paragraph C of Article FOURTH of the Corporation’s Restated Certificate of Incorporation:

B.  Upon the date of filing of this Certificate of Amendment with the Delaware Secretary of State (the “Effective Date”) each one outstanding share of this Corporation’s common stock shall be converted and reconstituted into [ 1/8] of a share of this Corporation’s common stock (the “Reverse Stock Split”). The authorized shares of the Corporation shall remain as set forth in paragraph A of the Restated Certificate of Incorporation. No fractional share shall be issued in connection with the Reverse Stock Split, Instead, all shares of common stock so split that are held by a stockholder will be aggregated subsequent to the Reverse Stock Split and each fractional share resulting after such aggregation shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share of common stock to which a stockholder would otherwise be entitled as a result of the Reverse Stock Split, the Corporation shall pay such holder a cash amount, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled by (ii) the average closing sale price of shares of common stock (on a post-split basis) for the 10 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days (on a post-split basis), in each case as officially reported by the Nasdaq National Market (or if the Corporation’s shares are not traded on the Nasdaq National Market, on such other exchange or market as may be applicable). Shares of common stock that were outstanding prior to the Reverse Stock Split and that are not outstanding after and as a result of the Reverse Stock Split shall resume the status of authorized but unissued shares of common stock.

3. The foregoing Certificate of Amendment has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware and the necessary number of shares as required by statue were voted in favor of the amendment.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by its duly authorized officers on this      day of                  , 200  .

PUMATECH, INC.

By:
Woodson Hobbs,
Chief Executive Officer and President

By:
J. Keith Kitchen,
Secretary

A-2

APPENDIX B

PUMATECH, INC.

2002 STOCK OPTION PLAN

1.  Purpose.    PUMATECH, Inc. 2002 Stock Option Plan (the “2002 Plan”) is established to attract, retain and reward persons providing services to Pumatech, Inc. and any successor corporation thereto (collectively referred to as the “Company”), and any Parent and/or Subsidiary (all of whom along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the 2002 Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

Capitalized terms not defined in the test of the 2002 Plan are defined as set forth in Section 15 below.

2.  Administration.    The 2002 Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by one or more duly appointed committees (collectively, the “Committee”) of the Board having such powers as shall be specified by the Board. The composition of, and authority delegated to, the Committee shall conform to any mandatory requirements of the Applicable Laws. Subsequent references herein to the Board shall also mean the Committee if such Committee has been appointed and, unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the 2002 Plan at any time, subject to the terms of the 2002 Plan and any limitations imposed by the Applicable Laws. If permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the 2002 Plan, within such limits as the Board may specify in connection with such grant of authority.

All questions of interpretation of the 2002 Plan or of any options granted under the 2002 Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the 2002 Plan and/or any Option. Options may be either incentive stock options as defined in section 422 of the Code (“Incentive Stock Options”) or nonqualified stock options. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.  Eligibility and Consequences of Participation in 2002 Plan.

(a)  Eligibility.    Options may be granted only to employees (including officers and directors who are also employees) and directors of the Participating Company Group or to individuals who are rendering services as consultants of or advisors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options. A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option. Eligible persons may be granted more than one (1) Option.

(b)  Rights as Stockholder.    Until the issuance of the shares following exercise of an Option (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares of Stock subject to an Option.

(c)  No Employment Rights.    The 2002 Plan shall not confer upon any Optionee any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such participant’s right or the Company’s right to terminate the employment or consulting relationship at any time for any reason.

4.  Shares Subject to Options; Limitation on Awards to Employees.

(a)  Options shall be for the purchase of shares of the authorized but unissued, or reacquired (treasury) common stock of the Company (the “Stock”), subject to adjustment as provided in Section 9 below. The maximum number of shares of Stock which may be issued under the 2002 Plan shall be two million two hundred seventy five thousand (2,275,000) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled, the shares allocable to the unexercised portion of such Option may again be subject to an Option grant.

(b)  Subject to adjustment as provided in Section 9 below, the maximum number of shares of Stock that may be subject to Options granted to any one employee for any fiscal year of the Company shall not be more than two million two hundred seventy five thousand (2,275,000) shares of Stock which may be issued under the 2002 Plan.

5.  Time for Granting Options.    All Options shall be granted, if at all, within ten (10) years from the earlier of the date the 2002 Plan is adopted by the Board or the date the 2002 Plan is duly approved by the stockholders of the Company.

6.  Terms, Conditions and Form of Options.    Subject to the provisions of the 2002 Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the 2002 Plan. Options granted pursuant to the 2002 Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the 2002 Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)  Option Exercise Price.    The option exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the option exercise price per share for a nonqualified stock option shall not be less than eighty-five percent (85%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall have an option exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an option exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

(b)  Exercise Period of Options.    The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee, and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted. The Board shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled after the thirtieth (30th) calendar day of any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)  Payment of Option Exercise Price.    Payment of the Option exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent; (ii) by tender to the Company of shares of the Company’s stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate exercise price of the Option shares being exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of tender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System); (iv) any other method permissible under the Applicable Laws, or (v) by any combination of the foregoing methods. The Board may at any time or from time to time, by adoption of or by amendment to either of the standard forms of stock option agreement described in Section 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Option exercise price and/or which otherwise restrict one (1) or more forms of consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise, and the Company may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise if the Board determines that acceptance of such form is not in the best interests of the Company or its stockholders at such time.

(d)  $100,000 Limitation Applicable to Incentive Stock Options.    Notwithstanding any designation by the Board of an Option as an Incentive Stock Option, to the extent that the aggregate fair market value of shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as nonstatutory stock options. For purposes of this paragraph, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(e)  Withholding Taxes.    As a condition of the grant, vesting or exercise of an option, the optionee (or in the case of the optionee’s death, the person succeeding to the optionee’s rights under the option) shall make such arrangements as the administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the option and the issuance of shares thereunder. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied. If the Compensation Committee allows the withholding or surrender of shares of Company stock to satisfy an optionee’s tax withholding obligations under this paragraph, the administrator shall not allow shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

7.  Standard Forms of Stock Option Agreement.    The Board shall set forth the terms of each Option in a written document (the “Stock Option Agreement”), at the time an Option is granted or as otherwise provided for by this Section 7, the form(s) of which shall be approved from time to time by the Board, including any documents attached to or incorporated into such Option agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(a)  Incentive Stock Options.    Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of incentive stock option agreement and the Applicable Laws.

(b)  Nonqualified Stock Options.    Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a “Nonqualified Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of nonqualified stock option agreement and the Applicable Laws.

(c)  Termination of Options.    The Board shall provide in the applicable form of Option agreement for the treatment of an Option upon termination of the Optionee’s service relationship to the Participating Company in compliance with the Applicable Laws. Notwithstanding the above, unless the Board otherwise provides in the applicable Stock Option Agreement, each Option shall terminate as to those shares in which the Optionee is unvested as of the date of termination of his or her service relationship effective immediately upon such date of termination. Similarly, if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent entitled within the time period specified in the option agreement, the Option shall terminate even as to vested shares effective upon the expiration of such period.

8.  Authority to Vary Terms.    The Board shall have the authority from time to time to vary the terms of the forms of Stock Option Agreement either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of Stock Option Agreement shall be in accordance with the terms of the 2002 Plan and the Applicable Laws. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of Stock acquired by an Optionee on exercise of an Option in the event such Optionee’s employment with the Participating Company Group is terminated for any reason, with or without cause.

9.  Effect of Change in Stock Subject to the 2002 Plan.    Subject to any action required under the Applicable Laws by the stockholders of the Company, the number of shares of Stock covered by each outstanding Option, the numbers of Shares set forth in Section 4(b) above, and the number of Shares of Stock that have been authorized for issuance under the 2002 Plan but as to which no Option have yet been granted or that have been returned to the 2002 Plan upon cancellation or expiration of an award, as well as the exercise price per share of outstanding Options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

10.  Transfer of Control; Liquidation.    A “Transfer of Control” shall be deemed to have occurred in the event of (a) a sale of all or substantially all of the Company’s assets, (b) a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person.

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding Options or substitute options for the Acquiring Corporation’s stock for such outstanding Options. Any Options which are neither assumed, substituted for by the Acquiring Corporation in connection with the Transfer of Control, nor exercised as of the date of the Transfer of Control, shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

In the event of a liquidation or dissolution of the Company, each Option will terminate immediately prior to the consummation of such action, unless otherwise determined by the Board in its sole discretion.

11.  Provision of Information.    The Company shall comply with any requirements of the Applicable Laws relating to provision of financial or other information about the Company to 2002 Plan participants.

12.  Transferability of Options.    During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Incentive Stock Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Subject to the Applicable Laws, the Board may in its sole discretion, and to the extent reflected in the applicable form of stock option agreement, grant transferable nonstatutory stock options.

13.  Termination or Amendment of the 2002 Plan.    The Board may terminate or amend the 2002 Plan or one or more outstanding Options at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the 2002 Plan (except by operation of the provisions of Section 9 above), (b) no change in the class of persons eligible to receive Incentive Stock Options and (c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

14.  Conditions Upon Issuance of Shares.    Notwithstanding any other provision of the 2002 Plan or any stock option agreement entered into by the Company pursuant to the 2002 Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any shares under the 2002 Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law or in the best interests of the Company.

15.  Definitions.    The following definitions apply to terms used in the 2002 Plan:

(a)  “Applicable Laws” means the legal requirements relating to the administration of stock option plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options are granted under the 2002 Plan, as such laws, rules, regulations and requirements shall be in place from time to time,

(b)  “Optionee” means any person granted an Option under the 2002 Plan.

(c)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in section 424(e) of the Code, or any successor provision.

(d)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, or any successor provision.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Pumatech, Inc. 2002 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 1st day of October 2002 and shall be submitted to stockholder approval at the next annual meeting of the Company’s stockholders.

APPENDIX C

PUMATECH, INC.

Charter for the Audit Committee
of the Board of Directors

Purpose and Powers

The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Pumatech, Inc. (the “Company”), to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to appoint, compensate and oversee the Company’s independent accountants, to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities), to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.

Membership

The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall meet the independence standards and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. At least one member of the Audit Committee must qualify as a “financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002 and any other applicable laws, rules or regulations.

Meetings

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent accountants of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management and at such other times as it deems appropriate, to review the independent accountants’ examination and management report.

Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall:

1.  Appoint the independent accountants for ratification by stockholders, and approve the compensation of and oversee the independent accountants;

2.  Review the plan for and the scope of the audit and related services at least annually. Confirm that the independent accountant complies with the Exchange Act and all other applicable rules and regulations;

3.  Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent accountants has not performed audit services for the Company for each of the five previous fiscal years;

4.  Pre-approve all audit services and permitted non-audit services to be provided by the independent accountants as required by the Exchange Act;

5.  Inquire of Finance management of the Company and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company;

6.  Review with Finance management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review;

7.  Review with Finance management and the independent accountants at the completion of the annual audit:

a.  The Company’s annual financial statements and related footnotes;

b.  The independent accountants audit of the financial statements;

c.  Any significant changes required in the independent accountant’s audit plan;

d.  Any serious difficulties or disputes with management encountered during the course of the audit;

e.  Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards;

8.  Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act;

9.  Ensure the receipt of, and review, a written statement from the Company’s independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1;

10.  Review and actively discuss with the Company’s independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant;

11.  Take, or recommend that the Board take, appropriate action to oversee the independence of the outside accountants;

12.  Review with Finance management and the independent accountants at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company;

13.  Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent accountants, and Finance management. Review with the independent accountants and Finance management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented;

14. Review and discuss with Finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses;

15.  At least one member of the Audit Committee will participate in a telephonic meeting among Finance management and the independent accountants prior to earnings release;

16.  Oversee the adequacy of the Company’s system of internal accounting controls including computerized information system controls and security. Obtain from the independent accountants management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent accountants together with management’s responses thereto;

17.  Oversee the effectiveness of the internal audit function and obtain from the officers that certify the Company’s financial reports an assessment of the internal controls, a report of any fraud in connection with the preparation of reports and any other reports required by applicable laws, rules or regulations;

18.  Oversee the Company’s compliance with the Foreign Corrupt Practices Act;

19.  Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities;

20.  Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets;

21.  Review and approve all related party transactions;

22.  Review the periodic reports of the Company with Finance management and the independent accountants prior to filing of the reports with the SEC;

23.  In connection with each periodic report of the Company, review:

a.  Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act;

b.  The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act;

24.  Periodically discuss with the independent accountants, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements;

25.  Review and discuss with Finance management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies;

26.  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

27.  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

28.  Meet with the independent accountants on an “as needed” basis in executive session to discuss any matters that the Committee or the independent accountants believe should be discussed privately with the Audit Committee; and

29.  Meet with Finance management in executive sessions to discuss any matters that the Committee or Finance management believes should be discussed privately with the Audit Committee.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Finally, the Audit Committee shall ensure that the Company’s independent accountants understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders, and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).

Reports

The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

PUMATECH, INC.
2550 NORTH FIRST STREET, SUITE 500, SAN JOSE, CALIFORNIA 95131
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Woodson Hobbs and J. Keith Kitchen, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Pumatech, Inc. (the “Company”) held of record by the undersigned on October 14, 2002, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held December 6, 2002, at 9:00 a.m., pacific standard time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.  To elect the following directors to serve until the 2003 annual meeting of stockholders or until their respective successors are elected and qualified:

Woodson Hobbs	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE
Michael M. Clair	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE
Michael J. Praisner	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE
Kirsten Berg-Painter	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE

2.  To consider and vote upon a proposed amendment to the Certificate of Incorporation of the Company to enable the Company to effect a one-for-eight reverse stock split during the 12 months following approval by the stockholders of such amendment, if the Board of Directors determines that such action is necessary and appropriate, and in the best interests of the Company and its stockholders to seek to maintain the listing of the Company’s common stock on the Nasdaq National Market or, if necessary, to transfer the Company’s listing to the Nasdaq SmallCap Market.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.  To approve the Pumatech, Inc. 2002 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.  To ratify the Board of Director’s appointment of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending July 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Please date and sign on reverse side)

This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

Dated: , 2002

Signature

Signature if held jointly

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.